Exhibit 99.1

Earnings News

Arotech Reports Second Quarter and Year-to-Date 2017 Results
Ann Arbor, Michigan – August 8, 2017 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for the quarter and six months ended June 30, 2017.
Second Quarter 2017 Financial Summary:
U.S. $ in thousands, except per share data	Three months ended June 30,		Three months ended March 31, 2017
	2017	2016
GAAP Measures
Revenue	$21,449	$21,780	$22,347
Loss from continuing operations	$(595)	$(569)	$(768)
Diluted net loss per share – continuing operations	$(0.02)	$(0.02)	$(0.03)

Non-GAAP Measures (reconciliation to GAAP measures appears in the tables below)
Adjusted EBITDA from continuing operations	$1,036	$1,300	$998
Adjusted EPS from continuing operations	$0.01	$0.02	$0.01
Second Quarter 2017 Business Highlights:
•	The Training and Simulation Division received a follow-on contract of up to $41.1 million for the U.S. Army’s Virtual Clearance Training Suite
•	The Training and Simulation Division received a $10.5 million sole source contract for its Army National Guard Operator Driving Simulators, with a period of performance of two years
•	The U.S. Power Systems Division received additional funding to continue CESAS production for the US Marines Corps, bringing total funding in 2017 to $5.8M.
•	Our Israel Power Division is now shipping both MR-2790 and MR-2791 batteries out of its new facility in Sderot.
“Arotech’s second quarter 2017 revenues were lower than expected primarily as a result of timing of new awards in our U.S. Power and Simulation divisions. We believe based on recent successes that revenues will improve in the second half and into next year as we have begun to book expected awards,” commented acting CEO Dean Krutty.
“Though our operating results in our Training and Simulation Division remain strong as a percentage of revenue, the operating results in our Power Systems Division were lower than planned due to continued strategic investment in key developmental programs,” explained Mr. Krutty. “The important hybrid power development that I mentioned in the last quarter, our MEHPS program for the U.S. Marine Corps, continues to require significant financial resources as we ready to field the system in several tranches over the next two months.  We are committed to the success of this program and to bringing the U.S. Marines a power solution that matches their operational requirements, and to continuing our leading role in modernizing the way our military meets its combat energy needs.
“We are pleased to announce that last month our Training and Simulation Division received a contract from the Army National Guard for FAAC’s Operator Driving Simulators (ARNG ODS). This General Services Administration contract from the National Guard Bureau is valued at $10.5 million, with a period of performance of two years.  This award will build upon FAAC’s previous ARNG ODS efforts, which began in 2006 and have resulted in the fielding of a total of 27 training systems to 25 different states. The current effort procures nine new multi-simulator mobile systems and provides capability enhancements for 16 of the currently fielded systems,” concluded Mr. Krutty.

2017 Guidance
Arotech affirms its 2017 outlook for total revenue of $93 to $103 million, with adjusted earnings per share (Adjusted EPS) of $0.20 to $0.24, and adjusted EBITDA of $7.5 million to $8.5 million. This outlook includes only organic contribution, and does not take any potential acquisition activity into account.  The financial guidance provided is as of today and Arotech undertakes no obligation to update its estimates in the future.
Second Quarter Financial Summary
Revenues for the second quarter were $21.4 million, compared to $21.8 million for the corresponding period in 2016. The year-over-year decrease was driven primarily by lower revenue in Arotech's Vehicle Simulation product area.
Gross margin for the second quarter was $6.0 million, or 27.9% of revenues, compared to $7.0 million, or 32.1% of revenues, for the corresponding period in 2016.

Operating expenses were $6.1 million or 28.4% of revenues in the second quarter of 2017 compared to expenses of $7.0 million or 32.4% of revenues for the corresponding period in 2016. Operating loss for the second quarter was $(115,000) compared to a loss of $(16,000) for the corresponding period in 2016.

Arotech's net loss from continuing operations for the second quarter of 2017 was $(595,000), or $(0.02) per basic and diluted share, compared to a net loss of $(569,000), or $(0.02) per basic and diluted share, for the corresponding period in 2016.

Adjusted Earnings per Share (Adjusted EPS) for the second quarter of 2017 was $0.01, compared to $0.02 for the corresponding period in 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the second quarter of 2017 was $1.0 million, compared to $1.3 million for the corresponding period of 2016.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Year-to-Date Financial Summary

Revenues for the first six months of 2017 were $43.8 million, compared to $47.2 million for the comparable period in 2016. The year-over-year decrease was driven primarily by lower revenue in Arotech's Vehicle Simulation product area.

Gross margin for the first six months of 2017 was $12.5 million, or 28.5% of revenues, compared to $14.7 million, or 31.1% of revenues, for the prior year period.

Operating expenses for the first six months of 2017 were $12.9 million or 29.2% of revenues, compared to expenses of $14.6 million or 30.9% of revenues for the corresponding period in 2016.  Operating loss for the first six months of 2017 was $(341,000), compared to operating income of $126,000 for the corresponding period in 2016.

Arotech's net loss from continuing operations for the first six months of 2017 was $(1.4 million), or $(0.05) per basic and diluted share, compared to $(951,000), or $(0.04) per basic and diluted share, for the corresponding period in 2016.

Adjusted Earnings per Share (Adjusted EPS) for the first six months of 2017 was $0.02, compared to $0.06 for the corresponding period in 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first six months of 2017 was $2.0 million compared to $3.2 million for the corresponding period of 2016.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics
As of June 30, 2017, Arotech had $5.4 million in cash and cash equivalents, as compared to December 31, 2016, when Arotech had $7.4 million in cash and cash equivalents.
As of June 30, 2017, Arotech had total debt of $15.8 million, consisting of $3.8 million in short-term bank debt under its credit facility and $12.0 million in long-term loans. This is in comparison to December 31, 2016, when Arotech had total debt of $13.5 million, consisting of $3.0 million in short-term bank debt under its credit facility and $10.5 million in long-term loans. The increase in long term loans was due to the mortgage on the purchase of the primary office facility of our simulation group, which was previously leased.
Arotech also had $6.3 million in available, unused bank lines of credit with its primary bank as of June 30, 2017, under a $15.0 million revolving credit facility and a $10.0 million term loan and a $3.0 million mortgage that were secured by the assets of Arotech and Arotech’s U.S. subsidiaries.
Arotech had a current ratio (current assets/current liabilities) of 2.2, compared with the December 31, 2016 current ratio of 2.0.
As of December 31, 2016, Arotech had net operating loss carryforwards for U.S. federal income tax purposes of $46.9 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. Arotech accrued $229,000 in non-cash tax expenses in the second quarter of 2017, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.
Arotech had a backlog as of June 30, 2017 of $61.3 million. This compares to a backlog of $52.0 million for the same period last year and a backlog of $55.4 million as of December 31, 2016.
Conference Call
Arotech will host a conference call tomorrow, Wednesday, August 9, 2017 at 9:00 am Eastern Time, to review Arotech’s financial results and business outlook.
To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:
•	US: 1-866-682-6100
•	International: +1-862-255-5401
•	Conference ID: AROTECH
The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.
The online webcast will be archived on the Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and 1-919-882-2331 internationally.
The telephonic playback will be available beginning at 12:00 p.m. Eastern time on Wednesday, August 9, 2017, and continue through 11:59 p.m. Eastern time on Wednesday, August 16, 2017. The replay passcode: 18678.

About Arotech Corporation
Arotech Corporation is a defense and security products and services company, engaged in two business areas: interactive simulation for military, law enforcement and commercial markets; and mobile power systems for the military, commercial and medical markets.
Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.
Investor Relations Contact:
Scott Schmidt
Arotech Corporation
1-800-281-0356
Scott.Schmidt@arotechusa.com
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,395,234	$7,399,963
Trade receivables	15,431,615	16,821,737
Unbilled receivables	10,053,686	10,981,577
Other accounts receivable and prepaid	2,701,332	2,156,896
Inventories	10,709,647	10,318,021
TOTAL CURRENT ASSETS	44,291,514	47,678,194
LONG TERM ASSETS:
Property and equipment, net	8,335,773	5,915,240
Other long term assets	3,608,483	3,233,900
Intangible assets, net	5,732,060	6,823,346
Goodwill	46,083,315	45,489,517
Discontinued operations	270,139	270,139
TOTAL LONG TERM ASSETS	64,029,770	61,732,142
TOTAL ASSETS	$108,321,284	$109,410,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,441,883	$4,362,804
Other accounts payable and accrued expenses	4,778,372	5,597,558
Current portion of long term debt	2,252,741	1,828,840
Short term bank credit	3,830,875	2,973,032
Current portion of severance	–	2,577,472
Deferred revenues	4,945,282	6,421,271
TOTAL CURRENT LIABILITIES	20,249,153	23,760,977
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	4,441,206	3,891,710
Long term portion of debt	9,706,879	8,703,736
Other long-term liabilities	8,422,834	7,968,867
TOTAL LONG-TERM LIABILITIES	22,570,919	20,564,313
TOTAL LIABILITIES	42,820,072	44,325,290
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	65,501,212	65,085,046
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$108,321,284	$109,410,336

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(U.S. Dollars, except share data)
	Six months ended June 30,		Three months ended June 30,
	2017	2016	2017	2016
Revenues	$43,796,138	$47,186,358	$21,448,693	$21,779,877

Cost of revenues	31,333,994	32,496,895	15,466,496	14,784,721
Research and development expenses	1,759,850	1,615,117	764,416	779,035
Selling and marketing expenses	3,967,444	3,454,454	1,971,477	1,799,588
General and administrative expenses	5,856,588	8,026,787	2,839,370	3,734,374
Amortization of intangible assets	1,219,653	1,466,640	521,660	698,637
Total operating costs and expenses	44,137,529	47,059,893	21,563,419	21,796,355

Operating income (loss)	(341,391)	126,465	(114,726)	(16,478)

Other income (loss)	10,260	46,432	(1,894)	20,395
Financial expenses, net	(549,044)	(541,854)	(215,187)	(204,196)
Total other income	(538,784)	(495,422)	(217,081)	(183,801)
Loss from continuing operations before income tax expense	(880,175)	(368,957)	(331,807)	(200,279)

Income tax expense	482,760	582,280	262,820	368,827
Loss from continuing operations	(1,362,935)	(951,237)	(594,627)	(569,106)
Loss from discontinued operations, net of income tax	–	(492,485)	–	(230,839)
Net loss	(1,362,935)	(1,443,722)	(594,627)	(799,945)

Other comprehensive income (loss), net of income tax
Foreign currency translation adjustment	1,586,174	62,055	671,142	(298,043)
Comprehensive income (loss)	$223,239	$(1,381,667)	$76,515	$(1,097,988)

Basic net income (loss) per share – continuing operations	$(0.05)	$(0.04)	$(0.02)	$(0.02)
Basic net loss per share – discontinued operations	$–	$(0.02)	$–	$(0.01)
Basic net income (loss) per share	$(0.05)	$(0.06)	$(0.02)	$(0.03)

Diluted net income (loss) per share – continuing operations	$(0.05)	$(0.04)	$(0.02)	$(0.02)
Diluted net loss per share – discontinued operations	$–	$(0.02)	$–	$(0.01)
Diluted net income (loss) per share	$(0.05)	$(0.06)	$(0.02)	$(0.03)
Weighted average number of shares used in computing basic net income/loss per share	26,193,509	25,365,756	26,216,775	25,383,440
Weighted average number of shares used in computing diluted net income/loss per share	26,193,509	25,365,756	26,216,775	25,383,440

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

	Six months ended June 30,		Three months ended June 30,
	2017	2016	2017	2016
Net loss	$(1,362,935)	$(1,443,722)	$(594,627)	$(799,945)
Loss from discontinued operations, net of income tax	–	(492,485)	–	(230,839)
Net loss from continuing operations (GAAP measure)	$(1,362,935)	$(951,237)	$(594,627)	$(569,106)
Add back:
Financial expense – including interest	549,044	541,854	215,187	204,196
Income tax expenses	482,760	582,280	262,820	368,827
Depreciation and amortization expense	2,082,208	2,334,667	964,745	1,159,629
Other adjustments*	282,667	674,554	187,988	136,286
Total adjusted EBITDA	$2,033,744	$3,182,118	$1,036,113	$1,299,832

* Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.
CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Six months ended June 30,		Three months ended June 30,
	2017	2016	2017	2016

Revenue (GAAP measure)	$43,796	$47,186	$21,449	$21,780
Net loss	$(1,363)	$(1,444)	$(595)	$(800)
Loss from discontinued operations, net of income tax	–	(493)	–	(231)
Net loss from continuing operations (GAAP measure)	$(1,363)	$(951)	$(595)	$(569)
Adjustments:
Amortization	1,220	1,467	522	699
Stock compensation	193	648	86	157
Non-cash taxes	457	379	229	229
Other non-recurring expenses	100	73	100	–
Income tax impact on adjustments	–	–	–	–
Net adjustments	$1,970	$2,567	$937	$1,085
Adjusted Net Income	$607	$1,616	$342	$516
Number of diluted shares	26,400	26,416	26,423	26,434
Adjusted EPS	$0.02	$0.06	$0.01	$0.02